Exhibit 99.1

NEWS RELEASE

ImmunityBio Expands Manufacturing Capacity with State-of-the-Art Manufacturing Plant in New York for Global Pandemic Response and Preparedness

•	Over 400,000 square foot, state-of-the-art, finish-fill and lyophilization facility enables one billion doses of RNA and adjuvant vaccine production

•

Newly constructed Current Good Manufacturing Practices (cGMP) facility with clean rooms will expedite capabilities for large-scale manufacture of self-amplifying RNA and second-generation DNA COVID-19 vaccine platforms and immunotherapy product candidates

•	ImmunityBio’s cGMP cell therapy, fusion protein, and vaccine biological manufacturing plants now span the globe enabling vertically integrated, commercial-scale manufacturing capacity

CULVER CITY, Calif., January 12, 2022 – ImmunityBio, Inc. (NASDAQ: IBRX), a clinical-stage immunotherapy company (“ImmunityBio”), today announced that it has entered into a definitive agreement to acquire a leasehold interest in 409,000 square feet of ISO Class 5 pharmaceutical manufacturing space in western New York (the “Dunkirk Facility”), and certain related assets, from global pharmaceutical company Athenex, Inc. (NASDAQ: ATNX) (“Athenex”). The agreement will provide ImmunityBio with a state-of-the-art biotech production facility that will substantially expand and diversify ImmunityBio’s existing manufacturing capacity in the U.S., South Africa, and Botswana through its strategic collaborators.

The full-scale manufacturing facility includes clean rooms for upstream and downstream manufacturing activities, as well as fill and finish and large-scale lyophilization capabilities. ImmunityBio believes that the acquisition of the newly constructed facility, located in Dunkirk, New York (Chautauqua County), will fast track the company’s timeline for building production capacity at a significant scale. ImmunityBio plans to further invest in the plant by adding state-of-the-art biological manufacturing equipment and transferring technology from California to this large-scale production plant, and anticipates it will begin producing COVID vaccine drug substance in Q4 2022.

“With our acquisition of the interest in the Dunkirk Facility, ImmunityBio will have access to nearly a million square feet of manufacturing and R&D space in the U.S., South Africa and Botswana, giving us ample capacity to support the acceleration of our manufacturing plans for our immunotherapy and vaccine product candidates,” said Patrick Soon-Shiong, M.D., Founder, Executive Chairman and Global Chief Scientific and Medical Officer at ImmunityBio. “The investment we are making here provides us with a facility that has both an exceptionally sophisticated design as well as the latest equipment. Purchasing the rights to this plant gives us immense scale at a lower investment than building one from ground up.”

This is the latest expansion of ImmunityBio’s GMP manufacturing capacity over the last five years, part of its overall growth plans in collaboration with its strategic partners designed to accelerate the company’s ability to develop, prove, and bring to market its key products and therapies in competitive and regulated markets.

New York State (“the State”) has made significant investments in the 409,000 square foot biopharmaceutical manufacturing facility in Dunkirk. The state-of-the-art plant will enable ImmunityBio to fast track establishing operations and help to accelerate converting medical research into pharmaceutical products, creating sustainable manufacturing jobs in the region. As part of purchasing the leasehold interest, ImmunityBio would assume the investment and employment commitments of Athenex pursuant to its agreements with the State.

In addition, ImmunityBio will provide contract manufacturing capacity at the Dunkirk Facility to Athenex (or one of its affiliates) for its 503B formulation program.

“We are pleased to announce the agreement to sell our leasehold for the Dunkirk facility, and look forward to continuing our strong relationship with the team at Dunkirk as a contract manufacturing partner,” said Jeffrey Yordon, President and Chief Operating Officer for Athenex Pharmaceutical Division. “Athenex Pharma Solutions (APS) compounds products for hospitals and supplies many products that are in short supply in the U.S. Our principal compounding location is in Clarence, New York and we are at full capacity at that location. We are excited to dramatically expand our production capabilities at this location.”

ImmunityBio looks forward to becoming part of the local community and providing high-quality jobs for workers in and around Dunkirk.

“We are thrilled ImmunityBio has selected Dunkirk for its largest manufacturing facility. This will create many local jobs and boost the economy at a regional level,” said Wilfred Rosas, Mayor of the City of Dunkirk. “We have a trained workforce here, along with access to land, air and water transport on Lake Erie. We are eagerly anticipating the opening of the plant and for Dunkirk to help ImmunityBio deliver its life-saving therapies and vaccines to people all over the world.”

The Dunkirk Facility transaction is expected to close in the first quarter of 2022 and is subject to customary closing conditions, including obtaining consent of certain 3rd party organizations and a lender of Athenex.

About ImmunityBio

ImmunityBio is a leading late-clinical-stage immunotherapy company developing next-generation therapies that drive immunogenic mechanisms for defeating cancers and infectious diseases. The company’s broad immunotherapy and cell therapy platforms—including Antibody cytokine fusion proteins, synthetic immunomodulators, vaccine technologies (hAd5 viral vector, mRNA, recombinant protein, and adjuvant), and genetically-modified, off-the-shelf natural killer cells (autologous and allogenic cytokine-enhanced memory NK cells)—activate both the innate (natural killer cell and macrophage) and adaptive (T cell) immune systems to create long-term “immunological memory.”

ImmunityBio’s clinical pipeline consists of 21 clinical trials—13 of which are in Phase II or III development—across 12 indications in solid and liquid cancers (including bladder, pancreatic, and lung cancers) and infectious diseases (including SARS-CoV-2 and HIV). Anktiva™, ImmunityBio’s lead cytokine infusion protein, is a novel interleukin-15 (IL-15) superagonist complex and has received Breakthrough Therapy and Fast Track Designations from the U.S. Food and Drug Administration (FDA) for BCG-unresponsive CIS non-muscle invasive bladder cancer (NMIBC).

The company has established GMP manufacturing capacity at scale with cutting-edge cell manufacturing expertise and ready-to-scale facilities, as well as extensive and seasoned R&D, clinical trial, and regulatory operations, and development teams. For more information, please visit: www.immunitybio.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the closing of ImmunityBio’s acquisition of the leasehold interest in the Dunkirk Facility and certain related assets from Athenex (the “Dunkirk Facility Transaction”), the scale of production capacity for the Dunkirk Facility, the timing of commencement of production of drug substance at the Dunkirk Facility, and the acceleration of ImmunityBio’s ability to develop its product candidates as a result of the Dunkirk Facility Transaction, among others. Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) the ability of ImmunityBio and Athenex to close the Dunkirk Facility Transaction on time or at all, (ii) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs, and the timing and success of any such continued preclinical and clinical development and planned regulatory submissions, (iii) ImmunityBio’s ability to retain and hire key personnel, including in connection with the Dunkirk Facility Transaction, (iv) ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (v) ImmunityBio’s ability to successfully commercialize its product candidates and uncertainties around regulatory reviews and approvals, (vi) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its product candidates and future approved products, (vii) ImmunityBio’s ability to obtain, maintain, protect and enforce patent protection and other proprietary rights for its product candidates and technologies, (viii) ImmunityBio’s ability to comply with the obligations assumed in connection with the Dunkirk Facility Transaction, and (ix) the unknown future impact of the COVID-19 pandemic on certain clinical trials or their milestones and/or ImmunityBio’s business operations or operating expenses. More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2021, Form 10-Q filed with the SEC on November 12, 2021 and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.

Contacts

Investors

Sarah Singleton

ImmunityBio, Inc.

844-696-5235, Option 5

Media

Katie Dodge

Salutem

978-360-3151

Katie.Dodge@salutemcomms.com